Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Andrei Stoukan, the officer of the United Express Inc. (the Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The Quarterly Report on Form 10-Q of the company for the quarter ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;

and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2025	By:	/s/ Andrei Stoukhan
Andrei Stoukhan (CEO)